Exhibit 32-1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Cellceutix Corporation, a Nevada corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

The Report on Form 10-KSB for the period ended June 30, 2008 of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Cellceutix Corporation and will be retained by Cellceutix Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:  September 24, 2008

/s/ George W. Evans
George W. Evans
(Principal Executive Officer)